Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-173025, 333‑162883, 333‑139562 and 333-109296) of Merck & Co., Inc. of our report dated June 17, 2016, relating to the financial statements of the Merck US Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
June 17, 2016

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